UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT  (DATE OF EARLIEST EVENT REPORTED):  JUNE 30, 2005



                        N-VIRO INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                       DELAWARE           0-21802        34-1741211
                   (STATE OR OTHER   (COMMISSION FILE   (IRS EMPLOYER
                   JURISDICTION OF         NUMBER)      IDENTIFICATION
                  INCORPORATION OR                            NO.)
                    ORGANIZATION)


            3450 W. CENTRAL AVENUE, SUITE 328 TOLEDO, OHIO     43606
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     (a) On June 30, 2005, the Company's Stockholders approved two proposals, each amending the Certificate of Incorporation of the Company, (the "Certificate"). The first approved amendment to the Certificate eliminated Article Five, which governed the size, composition, election and vacancies of the Board and removal of directors, all of which are covered in the Company's Amended and Restated By-Laws. This Amendment conforms the Certificate to the Company's Amended and Restated By-Laws adopted by the Board of Directors on May 13, 2005, changing the requirement for the election of directors from a plurality to a majority of the votes cast. The second approved amendment to the Certificate eliminated Article Ten, which required a 75% supermajority vote of stockholders for approval of certain business combinations. Attached as
Exhibit 3.4 is the Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated July 6, 2005 as submitted to the Delaware Secretary of State on July 6, 2005. The amendment will be effective upon filing by the Delaware Secretary of State.


Item  8.01  -  Other  Events

     N-Viro International Corporation (the "Company") announced on July 5, 2005 in a press release the results of voting and other events at the Annual
Stockholders  meeting  held on June 30, 2005, which is attached as Exhibit 99.1.


Item  9.01  -  Financial  Statements  and  Exhibits

(c)     Exhibits
    Exhibit  No.       Description
    3.4                Certificate of Amendment to the Amended and Restated
                         Certificate of Incorporation,  dated  July  6,  2005.

    99.1               Press  Release  dated  July  5,  2005.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        N-VIRO INTERNATIONAL CORPORATION


Dated:          July  6,  2005                By:     /s/  James K. McHugh
                --------------                        --------------------
                                                      James  K.  McHugh
                                                      Chief  Financial  Officer